Exhibit 10.2

September 28, 2016	PRODUCT MANAGEMENT PROPOSAL

TO:	Ramy El-Batrawi

FOR:	Yayyo Product Management

1.0	Introduction

2.0	Project Background & Goals

3.0	Project Schedule & Development Process

4.0	Project Budget Estimates & Payment Schedule

5.0	Lexicon Labs Background & Capabilities

6.0	Terms & Conditions

7.0	Proposal Execution & Agreement

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SECTION 1.0	INTRODUCTION

SECTION 1.1	INTRODUCTION

Ramy,

It was great speaking with you in regards to Yayyo’s technological vision. I’m excited about the application that your building and the impact it will have within the transportation market.

After discussing with you the products objective and goals, I’ve put together this proposal that outlines the road map for Yayyo’s product management.

Our strategy for success will be to work within deliverable stages that allow you and your team to monitor the products progress throughout its development life cycle. Each milestone will be reached together through approval phases in which your team will be able to see the design, development and delivery of the product till we reach market launch.

This method allows for complete transparency of the products technologies and provide confidence to your investors, executives, development, marketing and sales team, that the product they’ve envisioned is being produced.

I’m here as your technological partner and through an agile methodology will work hand in hand with your team to make sure that the product you envisioned is achieved.

I look forward to to working with you and your team on this exciting project and welcome any questions in regard to this proposal.

Thank you

Ali Rashidifar

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SECTION 2.0	PROJECT BACKGROUND & GOALS

SECTION 2.1	PROJECT BACKGROUND

Yayyo is currently being developed by 4 different silo teams:

-	Cris’s Team - development of panic feature and web portal

-	Ryan’s Team - development and integration of Uber & Lyft APIs

-	Shadi’s Team - development of iOS & Android mobile apps

-	Desiree - UX design of mobile app

Currently each team member is working within their own sprints and development guidelines without collaborative efforts towards a unified product. There are no product specification, project management timelines or specified goals.

Current Project Issues:

-	Continually missed deadlines
-	Mobile first initiative unreached
-	Individual disciplines working in silos with Ineffective/inefficient handoffs
-	Product/feature development not tied to business goals and vision
-	Product development not inline with marketing initiatives
-	Cluttered and confusing user experience
-	Very little transparency in how/why “new work” gets absorbed in development

My goal will be to bring a complete structured product management guideline to Yayyos development team and make sure that all teams work in a collaborative effort towards a single product vision. I will handle the following:

•	Product Design Sprints

•	Product Development Sprints

•	New Team On-boarding

•	Product Development Budgeting

•	Product Deliverables for Mobile, Web and Website

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SECTION 2.0	PROJECT BACKGROUND & GOALS

SECTION 2.2	PRODUCT MANAGEMENT GOALS

Goal 1: Design & Development of an iOS and Android Mobile App

Develop Yayyo’s mobile applications that allow users to be able to price compare and pick the mode of transportation that fits their criteria and complete their ride.

Goal 2: Design an Development of a Web Registration Portal

Develop Yayyo’s website that provides a registration process for on-boarding new users and well as to educate them on the products value. Subsequently the website should include marketing initiatives outlined by the marketing and executive team.

Goal 3: Development of Web Admin Application

Develop Yayyo’s web application that allows high level team members to be able to track user analytical information.

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SECTION 3.0	DEVELOPMENT PROCESS & PROJECT SCHEDULE

SECTION 3.1	IDEATION PROCESS

In our ideation process, we’ll uncover the main product(s), its most valuable features and the roadmap to its successful launch. We’ll facilitate ideation sessions with divergent, emergent and convergent strategies that will gather the necessary information to develop a strong understanding of the following :

_ which features provide the most value
- what are we building with those features
- why we’re building it this way
- who we’re building these features for
- how we’re delivering these features to them
- how the product will look
- what is the product’s overall user experience goal
- how does this all tie into our business and marketing model

After these sessions, we’ll have a clear vision of the core product from which we can begin our architectural research and analysis on. Each of the next steps outlined below will provide a detail of the processes we take after our ideation and research phase to deliver a market ready application.

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SECTION 3.0	DEVELOPMENT PROCESS & PROJECT SCHEDULE

SECTION 3.2	UX PROCESSES

Making the user a vital part of the experience is what UX is all about. It’s more than making the design look right; customer experience is integral to your products success as well. If an application has too much clutter or content in its design, it might confuse users, but too little and they will have difficulty using it. At Lexicon Labs we understand that both elements are balanced in each experience we create.

PERSONAS & STORYBOARD Stakeholder and user interviews. Persona creation based on interviews. Storyboarding personas into user flows and product usage.

COMPARATIVE & COMPARISON ANALYSIS

We Analyze comparable application from a competitor’s list and create strength and weakness measurements to identify your products position in the market and its key value offering.

PRODUCT MARKET POSITIONING

Here we’ll identify your market position based on the requirements created in the previous steps. This will allow us to build the application with a strong market launch strategy in mind when we get to developing an on-boarding and user acquisition process.

USERFLOW DIAGRAMS

After the persona and storyboard process, we will progress into navigating the user through the primary application objectives and draw a path with which the user will onboard and complete the applications goals intuitively. During this process we will outline the IA through card sorting and building page objects and requirements.

HI FIDELITY WIREFRAMES & Ul DESIGNS

Finally we will start to work on Lo-Fi wireframes and continue user testing till we achieve an approved user acceptance level. From there we start on Hi-Fi wireframes and begin a clickable prototype so that we can validate the application user experience.

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SECTION 3.0	DEVELOPMENT PROCESS & PROJECT SCHEDULE

SECTION 3.3	Ul DESIGN PROCESS

Our development process works inline with our UX processes, as they are very agile and collaborative. Our Ul designers also work with your marketing and branding team to make sure your product’s voice and market presence is communicated through the look of the application. We’ll design the application off all the approved Hi-Fi wireframes , but we will continuously test each iteration of the interface design to make sure the user understands the application intuitively and is not overwhelmed by the content and colors. The final goal is for the user to be comfortable within the application wether or not the user is just browsing content or accomplishing a task, while simultaneously ensuring the brand message is clearly being relayed through the design.

We take pride in all our design work and make sure that the products user interfaces with, provides the best experience. While designing, we prototype and test each phase of the product with potential end users and stakeholders to get proper feedback and approval. This allows us to see and test a market approved product before it is sent on to development and finally launched to market.

A few design and prototyping softwares we’re experts at

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SECTION 3.0	DEVELOPMENT PROCESS & PROJECT SCHEDULE

SECTION 3.4	AGILE & ITERATIVE DEVELOPMENT PROCESS (SCRUMS)

We approach each client engagement using a documented set of policies, processes, and procedures. Each client is assigned a product and project manager who acts as the primary point of contact for your organization. This project manager guides the project team through the development process to ensure timely and high-quality completion. The Lexicon Labs team uses a comprehensive set of checklists, tasks and procedures that are tailored to each client. In addition, a daily project status meeting are held that focus on answering three questions:

(a) “What have you done since yesterday?”;
(b) “What are you planning to do today?”; and
(c) “Do you have any problems preventing you from accomplishing your goal?”.

This transparency and daily review of progress mitigates risk and ensures that close management of the project occurs at every stage. Behind the scenes the project manager coordinates with the executive team to ensure service quality. Lexicon Labs utilizes many technologies to manage projects, including: Github (revision control system), JIRA (issue tracking and scheduling), Trello (sprint management), Slack (client communication) Dropbox (document sharing) These systems allow us to systematically manage complex projects.

Here’s a visual representation of our SCRUM process and how each role is defined with the development process.

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SECTION 3.0	DEVELOPMENT PROCESS & PROJECT SCHEDULE

SECTION 3.5	TESTING

Thorough testing is an integral part of Lexicon Lans’s approach to development and one of the final phases. We test application for speeds, user experience, bugs and functionality operations. Each of these different test areas enable us to ensure that the systems we develop are bug-free, meet client expectations and fulfill end users’ functional and aesthetic needs. We perform both automated and manual testing on the applications that we develop.

As we develop our development team writes automated unit tests that allow them to test and make sure it passes all tests before it passed onto the manual QA team for behavioral and functional testing.	With behavioral testing we make sure the application feels, performs and functions as we expect it when its in the users hands. We test each feature one by one to not only make sure it works but that it provides the best user experience possible.

SECTION 3.6	TRAINING AND DOCUMENTATION

We will work with you to ensure that the various members of your organization fully understand the application features and functionality as well as its supporting code. You will have full access to the repository to review the code and application versions. Organization members can also review the code notes and all technical documentations for in-depth understanding of the application.

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SECTION 3.0	DEVELOPMENT PROCESS & PROJECT SCHEDULE

SECTION 3.7	PROJECT SCHEDULE (SCOPE OF WORK)

PHASE I: STRATEGY & RESEARCH
Project kick-off meeting with product manager stakeholders & product owner to identify product vision
Additional brainstorming session to discover product feature wish list
Review of current backend code, architecture & documentation (APIs)
Feasibility research & analysis
Technological research & analysis
Features assessment and documentation
Completion of Software Requirements Specifications (SRS)
Meeting with product manager & product owner for SRS approval

PHASE II: ARCHITECTURE & FEATURE DEVELOPMENT

Creation of the data process model diagrams
Creation of the development process plan
Development of products mobile architecture
Meeting with product manager & product owner for architecture approval
Breakdown of epics
Prioritize story boards based on business value
Outline business rules
Create story points
Create release plan roadmap
Create acceptance test definitions
Meeting with product manager & product owner for roadmap and test approval
Implement roadmap release to outlined sprints and backlogs
Assign resources to sprints and monitor through agile production software

PHASE III: UX ENGINERRING & Ul DESIGN

UX Engineering
UX Engineering kick-off meeting with product manager and product owner
Review of existing storyboards, personas and user paths
User Experience competitive and comparative analysis
Information architecture analysis
On-boarding process strategy and diagram
Persona and user story development with user flow diagrams
Creation of Lo-Fi wireframes
User tests of Lo-Fi mobile application wireframes - Iterate designs if necessary
Create Hi-Fi wireframes of mobile application
Create a clickable prototype of Hi-Fi mobile application wireframes
User tests of Hi-Fi mobile application wireframes - Iterate designs if necessary
Meeting with product manager and stakeholders for Hi-Fi wireframes approval
Write and deliver hand-off specs of Hi-Fi wireframes for Ul Designers
Hand-off meeting to review final specs and wireframes

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SECTION 3.0	DEVELOPMENT PROCESS & PROJECT SCHEDULE

SECTION 3.7	PROJECT SCHEDULE (SCOPE OF WORK) - (continued)

Hi-Fidelity Ul Design

Hi-Fi Ul Design kick-off meeting with product manager and stakeholders
Conversion of Hi-Fi wireframes into Hi-Fi designs with brand incorporation
Collaborative Ul design iterations
Meeting with product manager and stakeholders for design iteration approval
Create clickable prototype of Hi-Fi Ul design
User tests of Hi-Fi Ul design prototype
Design Iterations - if necessary
Meeting with product manager and product owner for Hi-Fi Ul design approval
Organize assets with development team
Write specs of approved Hi-Fi designs for development team
Delivery of approved Hi-Fi design assets to development team with specs
Hand-off meeting with product manager, project manager, ux engineer, ui designer and development team

PHASE IV: SOFTWARE DEVELOPMENT

Development kick-off meeting with product manager, project manager and development team
Manage Scrums
Test server deployment
Daily standup meetings
Management of sprints logs
Backlog monitoring and modifications
Code documentation
Code reviews
QA testing each sprint releases
Code integration and regression testing
User acceptance testing releases
Product demo with product manager and product owner for approval
Continued development, testing and approval of release roadmap

SECTION 3.7	PHASE V: SOFTWARE RELEASE AND SUPPORT

Production server deployment and application launch
Code integration further regression testing
Submit iOS & Android application to Apple iTunes and Google Play Store
Analyze and test server loads and architecture with application deployment
Beta test application with user group
Optimize application and servers based on user tests
Meeting to review code repository with product manager and product owner
Finalize and organize all documentations for hand-off
Finalize and sign-off on application development

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SECTION 3.0	PROJECT SCHEDULE & DEVELOPMENT PROCESS

SECTION 3.8	PROJECT SCHEDULE VISUAL OVERVIEW (our collaboration schedule)

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SECTION 4.0	PROJECT TECHNOLOGIES

SECTION 4.1	PROPOSED PLATFORMS

Develop a mobile application for the following platforms:

a) iOS
- iPhone 5, 5s
- iPhone 6, 6s
- iPhone 7

b) Android
- Android phones with resolutions of 902dp x 760dp

c) Web
- Safari, Chrome, Firefox browsers support

SECTION 4.2	PROPOSED TECHNOLOGIES & SOFTWARE VERSION SUPPORT

iOS - Swift, iOS SDK, Version Support - iOS 9.0+
Android - Java SE, Version Support - Android version 5.1.1, Lollipop+
Front-end - Mean Stack or customer selection
Backend - Current APIs written by Ryan and Cris’s Team, Further dev by customer selection
Database - mySQL or MongoDB or customer selection

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SECTION 4.0	PROJECT BUDGET & PAYMENT SCHEDULE

SECTION 4.3	MANAGEMENT MONTHLY COST

Product Manager	$10,000

(Manages all product research, strategy, architecture, features & Development. Point for Ramy)

EQUITY STRUCTURE

YayYo will issue Series E option to acquire units on YayYo to be no less that 1% than of the outstanding unites. YayYo will build additional incentives based on delivery and timing of delivery.

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SECTION 5.0	LEXICON LABS BACKGROUND

SECTION 5.1	WHY CHOOSE LEXICON LABS?

With an in-depth conversation with the the founder as well as key development resources, we believe that lexicon labs has a clear vision of the products goal and can execute the right product management needed to bringing all the required applications to market. Also our in depth experience within the development of transportation applications allows puts our team at the forefront of product development within this sector.

SECTION 5.2	WHAT IS LEXICON LABS?

We’re a team of digital product experts dedicated to the successful market launch and user adoption of your product. We adopt a lean agile methodology for all our projects which are based on collaborative efforts. This includes organizing members of our team into a focused, transparent and driven partnership with yours. We believe that a successful project is built upon a mutually shared vision that is executed collaboratively with value driven strategies.

SECTION 5.3	WHAT CAN LEXICON LABS DO FOR YOU?

As technologies continue to advance, they push the boundaries of products, their development, and particularly user experiences. We specialize in the full product lifecycle development and work with product owners, stakeholders all the way to the quality assurance team to make sure that your product is market tested and ready for a successful launch. Our expertise includes:

o	Product Strategy	o	Comparative & Competetiv Analysis	o	Database Architecture
o	User Research	o	Persona Development	o	Agile Product Management
o	Market Strategy	o	Storyboarding	o	API Design & Implementation
o	Information Architecture	o	Process Flow Architecture	o	Responsive Web Development
o	Content Strategy	o	Wireframing	o	Enterprise Big Data Development
o	Minimum Viable Product	o	Protoyping	o	SaaS & PaaS Development
o	Focus Group Workshops	o	Responsive Web Design	o	HTML/CSS/JS Development
o	User Testing	o	Native iOS & Android App Design	o	Native iOS & Android Mobile Development
o	Product Roadmap	o	Analytic Dashboard Design	o	Phonegap Mobile Development
				o	Realtime Cross Platform Application

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SECTION 5.0	LEXICON LABS BACKGROUND

SECTION 5.4	VALUES AND VISION

We stay ahead of industry standards in several ways:

- Unmatched Customer Service. Really. New Signature’s “Extreme Customer Service” provides personalized attention, continuous communication, immediate action, and definitive follow-through. We listen and we deliver.

- Helpful Experts. We only hire the best and we invest in their continued growth. This translates into skilled and happy employees who are dedicated to our clients’ success.

- Exceptional Quality. We take pride in our ability to supply excellent solutions. Each is tailored to meet our customers’ need and delivered on time.

- Technology and Best Practices. We continually identify, test, and deploy new technologies and refine best practices to make a positive impact on our customers’ business.

- Honest and Ethical. New Signature’s values shape the way we do business.

SECTION 5.4	OUR DEVELOPMENT ROADMAP

We’ve been there ourselves. Both as entrepreneurs in startups sprinting to market as well as in large organizations looking for sustained growth. We’ve taken numerous products to market with success. Through years of real world research & development, we’ve created a roadmap to software lifecycle development that takes the guessing out of taking a product to market. In this process we become your embedded collaborative partner and go through each phase to make sure that there are no knowledge silos. We ensure that the product reflects the business goals and vision laid out by the stakeholders and investors. Our technologies rely on lean, transparent and agile methodologies.

This is our tired and true product Stage and Gate development roadmap:

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SECTION 5.0	LEXICON LABS BACKGROUND

SECTION 5.4	OUR DEVELOPMENT ROADMAP (continued)

1. SCOPE
In the Scope phase we will thoroughly understand your product and its market by placing ourselves in your shoes as both your product team and business partner. By understanding what makes your product vision tick we will answer questions collaboratively which will help us find the essence of your product and bring it to fruition.

2. DISCOVERY
In the Discovery phase, we dig deep into the research and analysis for your product. This includes studying your competitors to understand their strengths and weaknesses. This will allow us to position your product in the market favorably.

In this phase we’ll begin to interview stakeholders, targeted users and product owners so that we can create the right personas and storyboards to align the user flows with the product goals.

3. FRAMING
As the name implies, in this stage, we will frame a solution around issues surrounding the product. Most services skip this step and jump right into the design, but at Lexicon Labs we believe every product must have a great roadmap. We will get into the channels of the technical architecture by preparing both the user and data process flows, outlining the product feature sets and then establishing an MVP. This will then be handed over to the design and development team.

4. UX ENGINEERING AND Ul DESIGN
Design is all about behavior and interaction with a product. In other words, it’s the experience a user receives from using a product that solidifies its success. Through iterative processes, our user experience engineers & interface designers work with your team to create a product that not only looks great, but is intuitive, simple and provides the solution set forth in the product’s value.

5. DEVELOPMENT
Our product and product management team along with our developers and QA testers will build and launch your web/mobile software quickly and efficiently. As with all our projects, in our development cycle we emphasize code quality, proper documentation and performance efficiency. With daily scrums and outline sprints, we ensure that the development roadmap stays on target for delivery.

6. DELIVERY
Once your product is ready to hit the market, we’ll be there every step of the way and beyond. We’ll continuously work with your team through our early phase launches to gather user feedback, release iterative updates and optimize your product. Our goal is to give your team the tools and skills necessary to move forward and build a successful business.

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SECTION 5.0	LEXICON LABS BACKGROUND

SECTION 5.4	OUR DEVELOPMENT ROADMAP (continued)

7. ALWAYS TESTING
We understand that you can’t always guess what your users want or how they’ll react to your product. That’s why we continually work with your users by providing them prototypes through prototypes, so we can validate every feature or function within your product, before it goes to market.

Through test-driven development, internal manual testing and user testing, our goal is to build stable and scalable products. We run all our builds through a quality assurance team to ensure that we focus on the products evolution as well as stay on track for a successful launch.

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SECTION 5.0	LEXICON LABS BACKGROUND

SECTION 5.5	MANAGEMENT TEAM

ALI RASHIDIFAR
Ali’s entrepreneurship into the technology world began at the age of 15 when he started building custom computers and websites for friends & family. This eventually lead to his own tech shop servicing local customers & businesses. Since then Ali has honed his skills to expand into the full life cycle of developing and deploying consumer and enterprise level software applications to market. Ali’s expertise includes executive leadership, startup financing, product and project management, UXUI and system architecture.

Ali expertise in the hospitality industry can be found in his latest venture Beyond VIP. As Founder and CTO, Ali developed an enterprise level hospitality management application across all platform devices (Web, Mobile and Tablet) which provided hospitality operators analytical insight into their business operations and customer needs. Now deployed to 20 venues, with over 1000 hosts & affiliates and processing over $40MM dollars in reservations transactions, this system is the backbone of some of the most high volume nightlife venues in Las Vegas, Los Angeles, and San Diego.

Ali has also consulted for numerous technology, entertainment & hospitality companies such as Live Nation, Insomniac, FIWI, Hakkasan,Unite4Good, MGM, Thompson Reuters, & AEG.

Ali graduated from University of California, San Diego with a BA in Economics with an emphasis in Econometrics.

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SECTION 6.0	TERMS & CONDITIONS

SECTION 6.1	TERMS
The performance of the application development services and delivery of tangible property described in the contract or invoice of which these terms and conditions are a part (or are on the face hereof) by Lexicon Labs to the client identified in the attached contract or invoice (“Client”) is governed by the following terms and conditions. Unlike otherwise agreed in writing, Lexicon Labs expressly rejects any additional or different terms or conditions proposed by Client.

SECTION 6.2	DESCRIPTION OF WORK
The Agreement (the “Agreement”) for the project described in the Development Process and Project Schedule to which these terms and conditions are attached (the “Project”) shall consist of the final Scope of Work and Timeline, these terms and conditions, and any change orders set forth in writing and executed by Lexicon Labs and the Client after the acceptance of the original Scope of Work. Changes to the Scope of Work may result in adjustments to the charges for the Project.

SECTION 6.3	PAYMENT
Before project kickoff and resource allocations are made, the first month fixed price payment for the budgeted resources of the projects development costs must be paid upfront. Subsequently all future invoices will be submitted monthly by the 1st day of each month and must be paid by the 15th of that same month for the services being performed during that month. These submitted invoices include not only fees for fixed price professional resources but any and all expenses for travel, hosting, 3rd party applications, vendors, service providers, specialists or subcontractors engaged in accordance with the proposal not paid in advance by Client. (all additional expenses will be approved before purchase by Yayyo) If payment is not made by the 15th of each month, all work outlined in the “Project Schedule” will cease till payment is made. Lexicon Labs reserves the right to withhold delivery of all source codes, designs, prototypes, documentations electronic and/or printed materials until the undisputed portion(s) of overdue invoices are paid.

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SECTION 6.0	TERMS & CONDITIONS

SECTION 6.5	OWNERSHIP AND USAGE RIGHTS
The rights to be granted by Lexicon Labs under this Agreement will be transferred to Client. Lexicon Labs will transfer all intellectual pretor created during The Project to the Client. This will include all rights, title and interest to all code and designs (whether draft or final versions). This includes, but is not limited to, documentation, code, and designs created by Lexicon Labs or its contractors or vendors.

SECTION 6.6	NON-DISCLOSURE AND CONFIDENTIAL INFORMATION
Each Party will not, at any time, whether during or after the termination or expiration of this Agreement, for any reason whatsoever, disclose to any person or entity or use for any purpose other than fulfilling its obligations hereunder, the other Party’s Confidential Information, as defined below. Any concepts, business strategies, trademarks, service marks, materials, outlines, etc. provided to a Party by the other Party constitute trade secrets and Confidential Information under this Agreement and shall not be used by the other Party for any other purpose than for the purpose of the Project.

SECTION 6.7	CONFIDENTIAL INFORMATION
Confidential Information means all confidential and proprietary information of either Party, including, without limitation, information relating to: the business; trade secret information; client, investor, customer and supplier lists, and contracts or arrangements; financial information; market research and development procedures, processes, techniques, plans and results; investment or acquisition opportunities, pricing information or policies; computer software, passwords, programs or data; and all other business related information, whether such information is in written, graphic, recorded, electronic, photographic, data or any machine readable form or is orally conveyed to or developed by the other Party; provided that Confidential Information shall not include information which: (a) is in or hereafter enters the public domain through no fault of the receiving party; (b) is obtained by the receiving party from a third party having the legal right to use and disclose the same; (c) is in the possession of the receiving party prior to receipt from the disclosing party, as evidenced by the receiving party’s written records pre-dating such receipt; (d) is independently developed by the receiving party as evidenced by written record proving such independence; or, (e) is required to be disclosed by governmental order or judicial subpoena, provided that prior to disclosure the receiving party shall give the disclosing party prior notice to allow the disclosing party an opportunity to obtain an appropriate protective order.

SECTION 6.8	RETURN OF CONFIDENTIAL INFORMATION
Each Party shall, upon the request of the other Party, return to the other Party all written or other descriptive materials containing Confidential Information or otherwise relating to the other Party, its business and its intellectual property, including, but not limited to, drawings, blueprints, descriptions, notes, analyses or other papers or documents which contain any such information. In any event, upon the completion or expiration of this Agreement, or if this Agreement is terminated for any reason, each Party shall, without request by the other party, return all aforementioned Confidential Information; provided that each party may retain one archival copy of the Confidential Information, solely for the purpose of determining its obligations under this Agreement

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SECTION 6.0	TERMS & CONDITIONS

SECTION 6.9	INDEMIFICATION
Each Party shall indemnify, defend, and hold harmless the other and its affiliates, officers, agents, and employees, from any and all claims, suits, actions, demands, damages, liabilities, expenses (including reasonable fees and disbursements of counsel), judgments, settlements and penalties of every kind that may be asserted or incurred including but not limited to: (a) any breach by such Party of any trademark, tradename and/or copyright infringement, invasion of privacy, defamation, or other wrongful use of any pictures, photographs, images, copy, code, designs or other materials; and/or (b) the negligent, intentionally wrongful or illegal acts or omissions of such Party, its employees, agents. subcontractors or other representatives and/or (c) violations of any federal, state, local and/or international laws, rules and/or regulations to which such Party is subject.

SECTION 6.10	APPLICABLE LAW / DISPUTE RESOLUTION
This agreement shall be governed by, and construed under, the laws of the State of California. In the event of a dispute arising under this Agreement, the dispute shall be finally settled by arbitration under the Rules of the American Arbitration Association (the “AAA”). The Arbitration shall be held in Los Angeles, California. The arbitration shall be held before a single arbitrator, selected in accordance with the rules of the AAA. The arbitrator’s award shall be final and shall be enforceable in any court of competent jurisdiction. The arbitrator shall award the prevailing party its costs of such arbitration including, but not limited to, reasonable attorneys’ fees. If a party refuses to comply with the rendered award, and the other party enters an application for judicial enforcement thereof, the refusing party shall bear all of the expenses incurred in connection with such application. Nothing in this Paragraph 11 shall prevent either party from resorting to judicial process if injunctive or other equitable relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

SECTION 6.11	CANCELLATION
In the event the Client cancels this Agreement prior to the completion of the Project, within five (5) business days of such cancellation, Client shall pay (a) Lexicon Labs for all work performed by Lexicon Labs up to the date of termination, (b) for all contracted for Outside Expenses and commitments that have been incurred and cannot be cancelled and (c) a cancellation fee equal to 15% of the remaining fees that would otherwise have been paid to Lexicon Labs if the Agreement were to have been fully performed. If cancellation should occur within the middle of a working month. The fees for the last month of incurred costs will be invoiced with the current months incurred costs (prorated to the date of work) and submitted as final payment due. This final payment due will include any and all outside expenses and cancellation fees.

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SECTION 6.0	TERMS & CONDITIONS

SECTION 6.13	PERFORMANCE
Each party shall use commercially reasonable efforts or fulfill its obligations hereunder, but shall in no event be responsible for any failure or delay in performance due to any catastrophe, act of God or government authority, civil strife, or any other cause beyond the control of such party. In no event shall Lexicon Lab’s liability exceed the sum of payments received from the Client under this Agreement. Neither party shall be liable to the other for any consequential, indirect, special or punitive damages, even if such damage were reasonably foreseeable.

SECTION 6.14	PRICING
The fixed prices profession fee set forth in this Agreement are valid through December 31th, 2016 and represent Lexicon Lab’s good-faith estimate of costs included in the price. Lexicon Labs shall inform Client promptly if any variations in costs or outside expenses are anticipated.

SECTION 6.15	WAIVER
Any waiver by either party, whether express or implied, of any provision of this Agreement, any waiver of default, or any course of dealing hereunder, shall not affect such party’s right to thereafter enforce such provision or to exercise any right or remedy in the event of any other default or breach whether or not similar.

SECTION 6.16	SEVERABILITY
If any provision of this Agreement shall be deemed void in whole or in part for any reason whatsoever, the remaining provisions shall remain in full force and effect.

SECTION 6.17	INDEPENDENT CONTRACTORS
In performing their respective obligations under this Agreement, the parties agree that their relationship is that of independent contractors and not that of a partners, joint venturers, agents, employees or part-time employees of the other party. Neither party will represent itself as, act or purport to act as or be deemed to be the agent, representative, employee or servant of the other party.

SECTION 6.18	NOTICES
If either party is required or permitted to send the other party any notices, such notices shall be in writing and sent to the other party at its last business address by registered or certified mail, postage prepaid, return receipt requested or by private overnight delivery service, return receipt requested. Notices shall be effective upon receipt.

SECTION 6.19	ENTIRE AGREEMENT
This Agreement and the attachments hereto represent the entire agreement between Lexicon Labs with respect to the performance of the Design and Production Services and supersedes any prior oral or written agreements of discussions, may not be modified or amended unless in writing signed by each of the parties, and may not be assigned by either party without the written consent of the other party which consent will not be unreasonably withheld.

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SECTION 7.0	PROPOSAL EXECUTION AND AGREEMENT

By executing this proposal, Yayyo agrees to hire Lexicon Labs for the development of its application(s) outlined in the development process “scope of work” and to its fixed professional pricing schedule outlined within this proposal.

Lexicon Labs	Yayyo

Ali Rashidifar	Ramy El-Batrawi
Print Full Name	Print Full Name

/s/ Ali Rashidifar	/s/ Ramy El-Batrawi
Signature	Signature

CEO	CEO
Title	Title

10/4/16	10/4/16
Date	Date

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